Exhibit 10.23

Third Amendment to Employment Agreement
WHEREAS, Jeffery L. Foster (“Executive”) and Tesco Corporation (“Employer”) entered into the Employment Agreement dated December 31, 2007 which was amended on March 15, 2009 and on December 31, 2010 (collectively, the “Agreement”); and
WHEREAS, the parties desire to amend the Agreement pursuant to this third amendment effective July 15, 2011, and to otherwise leave the Agreement in full force and effect (“Third Amendment”).
NOW, THEREFORE, in consideration of mutual covenants and other consideration herein contained, it is agreed the Agreement shall be amended as follows:

1.	The first sentence of Section 4 shall be amended to provide as follows:
“Commencing on July 15, 2011, Executive shall diligently render his services to Employer as Senior Vice President, Top Drive and Surface Products in a manner customary for such offices or equivalent positions that are in accordance with the Employer's directive and shall use his best efforts and good faith in fulfilling such responsibilities in accomplishing such directive, and Executive shall report to the Chief Operating Officer of the Employer or such other person(s) as determined by the Employer in its sole discretion.”

2.	The following shall be added as the end of Section 5(c):
“Executive will participate in the LTIP in a similar manner as other business line heads.”

3.	Release of Claims by Executive

For and in consideration of the mutual covenants contained herein and $20,000, the receipt and sufficiency of which is hereby acknowledged, by Executive, on behalf of himself, his heirs, dependents, successors and assigns, hereby irrevocably and unconditionally RELEASES, WAIVES, AND FOREVER DISCHARGES, AND SHALL PROTECT, INDEMNIFY AND HOLD HARMLESS, the Employer and its partners, parents, subsidiaries, affiliates, and related entities and any predecessors thereto, and its and their present and former agents, employees, officers, directors, owners, stockholders, and their agents, successors and assigns, whether in their individual or official capacities (collectively, the “Released Parties”), from and against any and all claims, demands, actions, causes of action, costs, fees, and all liability whatsoever, whether known or unknown, fixed or contingent, which Executive has, had or may have against the Released Parties, or any of them, relating to or arising out of his employment with the Employer or his change of duties, authority and responsibilities as described herein on or prior to July 15, 2011, including without limitation, any rights under the Agreement, and any other events or transactions involving the Employer, up to and including the date of his execution of this release (“Release”). This Release includes, but is not limited to (a) any statutory claims under the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1870, 1964 and 1991, 42 U.S.C. § 1981, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Employee Retirement Income Security Act of 1974, as amended, the Sarbanes Oxley Act, Texas Commission on Human Rights Act, Texas Labor Code, Texas Pay Day Law or arising from any other federal, state, or local statute, ordinance or regulation; (b) any common law, tort or contract claims; (c) any claims, matters, or actions related in any way to Executive's employment with and change in status with the Employer; and (d) any claims for fees, costs, taxes, penalties, and disbursements of any kind, including attorneys' fees. Executive represents and warrants that he has not filed or lodged, and has no outstanding claims, including any lawsuits or administrative proceedings, against any of the Released Parties.
(b)    In connection with this waiver, Executive understands and agrees that:
(i)    He is waiving rights or claims in exchange for consideration that is in addition to anything of value to which he is already entitled.
(ii)    He has 21 days to consider this Release and consult with his attorney.
(iii)    He has had ample opportunity to consult with an attorney prior to executing this Agreement. The Employer advised Executive and encouraged Executive in writing herein to consult with an attorney prior to signing this Agreement.
(iv)    He has carefully read and fully understands all of the provisions and effects of this Agreement and he knowingly and voluntarily (of his own free will) entered into all of the terms set forth in this Agreement.
(v)    He knowingly and voluntarily intends to be legally bound by all of the terms set forth in this Agreement.
(vi)    He relied solely and completely upon his own judgment or the advice of his attorney in entering into this Agreement.
(vii)    He has 7 days to revoke this Release after executing it by providing notice of his revocation in writing to: Fernando R. Assing, Senior Vice-President and Chief Operating Officer, TESCO, at 3993 W. Sam Houston Parkway N., Suite 100, Houston, Texas 77043-1211. If Executive does not revoke this Release within the 7 day revocation period, this Release will become final and binding.
Except as expressly provided herein, the terms and conditions of the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties have executed this Third Amendment on October 10, 2011, but effective as provided herein.

EXECUTIVE                        TESCO CORPORATION
/s/ Jeffrey L. Foster                    By    /s/ Dean Ferris
Jeffery L. Foster                        Dean Ferris,
SVP and General Counsel